                                                                   EXHIBIT 10.1






                            STOCK PURCHASE AGREEMENT

                                     AMONG

                                INTERLAND, INC.

                      CREST COMMUNICATIONS PARTNERS L.P.,

                         CREST ENTREPRENEURS FUND L.P.,

                           BOULDER VENTURES III, L.P.

                                      AND

               THE OTHER INVESTORS SET FORTH ON EXHIBIT C HERETO


                             DATED DECEMBER 2, 1999

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TABLE OF CONTENTS

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         Page
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1.    DEFINITIONS............................................................
2.    SALE AND PURCHASE OF SHARES............................................
      2.1.     Sale and Purchase of Shares...................................
      2.2      Closing.......................................................
3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................
      3.1.     Organization and Standing.....................................
      3.2.     Subsidiaries..................................................
      3.3.     Certificate or Articles of Incorporation and Bylaws...........
      3.4.     Capital Structure of the Company..............................
      3.5.     Directors, Officers and Employees.............................
      3.6.     Financial Statements..........................................
      3.7.     No Liabilities................................................
      3.8.     Accounts Receivable; Accounts Payable.........................
      3.9.     Taxes.........................................................
      3.10.    Conduct of Business; Absence of Material Adverse Change.......
      3.11.    Title to Property and Assets..................................
      3.12.    Insurance.....................................................
      3.13.    Intellectual Property.........................................
      3.14.    Year 2000 Compliance..........................................
      3.15.    Debt Instruments..............................................
      3.16.    Leases........................................................
      3.17.    Other Agreements..............................................
      3.18.    Books and Records.............................................
      3.19.    Litigation; Disputes..........................................
      3.20.    Labor Relations...............................................
      3.21.    Pension and Benefit Plans.....................................
               3.21.1.  Disclosure Schedule..................................
               3.21.2.  Copies of Documents..................................
               3.21.3.  Multiemployer Plans..................................
               3.21.4.  ESOPs................................................
               3.21.5.  Funding..............................................
               3.21.6.  Contributions and Other Obligations..................
               3.21.7.  Qualified Plans......................................
               3.21.8.  Compliance with Law..................................
               3.21.9.  Non-deductible Payments..............................
               3.21.10. Reportable Events....................................
               3.21.11. Foreign Plan.........................................


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
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               3.21.12.   Tax Form 5330......................................
               3.21.13.   Welfare Plans......................................
               3.21.14.   Post-Retirement Plans..............................
               3.21.15.   Health Care Continuation Coverage Requirements.....
               3.21.16.   Filed Returns and Reports..........................
      3.22.    Environmental.................................................
      3.23.    Transactions with Related Parties.............................
      3.24.    Restrictions and Consents.....................................
      3.25.    Authority; Authorization; No Conflict.........................
      3.26.    Absence of Violation..........................................
      3.27.    Compliance with Law; Approvals................................
      3.28.    Copies of Documents...........................................
      3.29.    Binding Obligation............................................
      3.30.    Disclosure....................................................
      3.31.    Use of Proceeds...............................................
      3.32.    Systems.......................................................
      3.33.    Customers.....................................................
      3.34.    Company's Names, Business and Location of Company Assets......
      3.35.    Small Business Concern........................................
      3.36.    Real Property Holding Corporation.............................
4.    REPRESENTATIONS AND WARRANTIES OF THE INVESTORS........................
      4.1.     Organization and Standing.....................................
      4.2.     Authorization.................................................
      4.3.     Binding Obligation............................................
      4.4.     No Registration Under the Securities Act......................
      4.5.     Acquisition for Investment....................................
      4.6.     Evaluation of Merits and Risks of Investment..................
      4.7.     Additional Information........................................
      4.8.     Stock Certificate Legend......................................
5.    CLOSING DELIVERABLES...................................................
      5.1.     Opinion of Counsel............................................
      5.2.     Stockholders' Agreement.......................................
      5.3.     Registration Rights Agreement.................................
      5.4.     Corporate Documents...........................................
      5.5.     Documents at Closing..........................................
      5.6.     Consents......................................................
      5.7.     Composition of the Board of Directors.........................
      5.8.     Investor Representatives Letter...............................
      5.9.     Gavranovic Employment Agreement...............................
      5.10     Fernandez Agreement...........................................
6.    SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION REMEDIES..................
      6.1.     Survival of Representations...................................
      6.2.     Agreement of the Company and the Investors to Indemnify.......


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

      6.3.     Conditions of Indemnification.................................
      6.4.     Specific Performance..........................................
      6.5.     Remedies Cumulative...........................................
      6.6.     Limits for Recovery of Losses.................................
7.    MISCELLANEOUS..........................................................
      7.1.     Additional Actions and Documents..............................
      7.2.     No Brokers....................................................
      7.3.     Jury Waiver...................................................
      7.4.     Publicity.....................................................
      7.5.     Expenses......................................................
      7.6.     Assignment....................................................
      7.7.     Entire Agreement; Amendment...................................
      7.8.     Waiver........................................................
      7.9.     Severability..................................................
      7.10.    Governing Law.................................................
      7.11.    Notices.......................................................
      7.12.    Headings......................................................
      7.13.    Execution in Counterparts.....................................
      7.14.    Limitation on Benefits........................................
      7.15.    Binding Effect................................................
      7.16.    Additional Covenants of the Company...........................
      7.17.    Key Man Life Insurance........................................
      7.18.    Proprietary Information Agreement.............................
      7.19.    SBIC Covenants of the Company.................................
      7.20.    Regulatory Compliance Cooperation.............................
      7.21.    Real Property Holding Corporation Covenant....................

EXHIBIT A                  DEFINITIONS
EXHIBIT B                  TERMS OF SERIES A PREFERRED STOCK
EXHIBIT C                  INVESTORS
EXHIBIT D                  FORM OF KILPATRICK STOCKTON LLP LEGAL OPINION
EXHIBIT E                  STOCKHOLDERS' AGREEMENT
EXHIBIT F                  REGISTRATION RIGHTS AGREEMENT
EXHIBIT G                  INVESTOR REPRESENTATIVES' LETTER
EXHIBIT H                  FORM OF KEN GAVRANOVIC EMPLOYMENT AGREEMENT
EXHIBIT I                  FORM OF FERNANDEZ AGREEMENT

STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (this "Purchase Agreement") is entered into as of December 2, 1999 by and among Interland, Inc., a Georgia corporation (the "Company"), Crest Communications Partners L.P., a Delaware limited partnership, and Crest Entrepreneurs Fund L.P., a Delaware limited partnership (collectively, "Crest"), Boulder Ventures III, L.P., a Delaware limited partnership ("Boulder"), and the other investors set forth on Exhibit C hereto ("Other Investors" and, together with Crest and Boulder, the "Investors").

                  WHEREAS, the Company desires to issue and sell to the Investors, and the Investors desire to subscribe for and acquire from the Company, a substantial equity interest in the Company, upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1        DEFINITIONS

For all purposes of this Purchase Agreement, certain capitalized terms specified in Exhibit A shall have the meanings set forth in that Exhibit A, except as otherwise expressly provided.

1        SALE AND PURCHASE OF SHARES


2.1.     SALE AND PURCHASE OF SHARES

                  On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Company agrees to issue and sell to the Investors, and the Investors, severally and not jointly, agree to purchase from the Company, an aggregate of 9,174,313 shares of Series A Convertible Participating Preferred Stock, no par value per share ("Series A Stock"), having the rights, preferences and other terms set forth on Exhibit B hereto, at a price per share of Series A Stock of $2.18 for an aggregate purchase price of $20.0 million. The number of shares of Series A Stock to be purchased by each Investor and the purchase price to be paid by each Investor is as set forth on Exhibit C hereto.


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2.2      CLOSING


The closing of the sale and purchase of the shares of Series A Stock shall take place at the offices of Hogan & Hartson L.L.P., 111 South Calvert Street, Suite 1600, Baltimore, Maryland 21202, at 10:00 a.m., Baltimore time, on the date hereof or at such other location, date and time as may be agreed upon between the Investors and the Company (the "Closing"). At the Closing, the Company shall issue and deliver to each Investor a stock certificate or certificates in definitive form, registered in the name of such Investor, representing the Series A Stock. As payment in full for the shares of Series A Stock being purchased by it at the Closing, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date each Investor shall deliver to the Company by wire transfer of immediately available funds the amount set forth opposite the name of such Investor under the heading "Purchase Price for Shares at Closing" on Exhibit C.

1        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as specifically set forth in the Disclosure Schedule, the Company represents and warrants (which representation and warranty shall be deemed to include the disclosure with respect thereto so specified in the Disclosure Schedule) to the Investors as set forth below in this SECTION 3. The disclosures made in the Disclosure Schedule with respect to a Section of this Purchase Agreement shall also be deemed disclosures with respect to all other applicable Sections of this Agreement. For purposes of this SECTION, the term "Company" shall include any predecessor entity and any and all Subsidiaries, unless the context requires otherwise.


3.1.     ORGANIZATION AND STANDING

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and corporate authority to own, operate and lease its Assets, to carry on its business as currently conducted and to carry out the transactions contemplated hereby. The Company has made available to the Investor Representatives complete and correct copies of the certificate or articles of incorporation and by-laws of the Company, with all amendments thereto, as in effect on the date of this Purchase Agreement. The Company is not qualified to conduct business in any other jurisdiction which is not listed on the Disclosure Schedule, and neither the nature of the business conducted by, nor the character of the Assets owned, leased or


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otherwise held by, the Company makes such qualification necessary except where the failure to be so qualified would not have a Material Adverse Effect.


3.2.     SUBSIDIARIES

                  Except as set forth on the Disclosure Schedule, the Company has no Subsidiaries and no equity investment or other interest in, nor has the Company made advances or loans to, any corporation, association, partnership, joint venture or other entity, other than credit extended in the Ordinary Course of Business, except as set forth in the Disclosure Schedule. The Disclosure Schedule sets forth (a) the authorized capital stock of each direct and indirect Subsidiary of the Company and the percentage of the outstanding capital stock of each Subsidiary directly or indirectly owned by the Company, and (b) the nature and amount of any such equity investment, other interest or advance. All of such shares of capital stock of Subsidiaries directly or indirectly held by the Company have been duly authorized and validly issued and are outstanding, fully paid and nonassessable. The Company directly, or indirectly through wholly owned Subsidiaries, owns all such shares of capital stock of the direct or indirect Subsidiaries free and clear of all Encumbrances. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation (as listed in the Disclosure Schedule), and has all requisite corporate power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each Subsidiary is qualified to conduct business and is in good standing in the states, countries and territories listed in the Disclosure Schedule. The Subsidiaries are not qualified to conduct business in any other jurisdictions, and neither the nature of their businesses nor the character of the Assets owned, leased or otherwise held by them makes any such qualification necessary. There is no state, country or territory wherein the absence of licensing or qualification as a foreign corporation would have a Material Adverse Effect.


3.3.     CERTIFICATE OR ARTICLES OF INCORPORATION AND BYLAWS

                  The Company has Furnished to the Investor Representatives a true and complete copy of the certificate or articles of incorporation of the Company and of each Subsidiary, as currently in effect, certified as of a recent date by the Secretary of State (or comparable governmental authority) of the respective jurisdictions of incorporation, and a true and complete copy of the bylaws of the Company and of each Subsidiary, as currently in effect, certified by their respective corporate secretaries. Such certified copies are attached as exhibits to, and part of, the Disclosure Schedule.


3.4.     CAPITAL STRUCTURE OF THE COMPANY


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                  The Disclosure Schedule sets forth the authorized capital
stock of the Company. Upon consummation of the purchase by the Investors of the shares of Series A Stock contemplated hereby, the authorized capital stock of the Company will consist solely of (i) 100,000,000 shares of Common Stock, of which (a) 21,742,975 shares are currently issued and outstanding, (b) 9,174,313 shares are reserved for issuance upon conversion of the Series A Stock, (c) 4,500,000 shares are reserved for issuance pursuant to the Company's Option Plan, (d) 1,300,000 shares are reserved for issuance pursuant to options issued to consultants and advisors to the Company and (d) 63,282,712 shares are authorized but unissued and unreserved and (ii) 10,000,000 shares of Preferred Stock, of which (a) 9,174,313 shares of Series A Stock are to be issued to the Investors pursuant to the terms of this Purchase Agreement and (b) 825,687 shares of Series A-1 Convertible Participating Preferred Stock, no par value per share, are authorized but unissued. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive rights. Except as set forth on the Disclosure Schedule or in this SECTION 3.4, no shares of capital stock of the Company or any Subsidiary have been reserved for any purpose. Except as set forth on the Disclosure Schedule, there are no outstanding securities convertible into or exchangeable or exercisable for the capital stock of the Company or any Subsidiary, or warrants or options to purchase or to subscribe for any shares of such stock or other securities of the Company or the Subsidiary. There are no outstanding Agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase, transfer or registration for sale under the Securities Act of any securities of the Company or any Subsidiary, except as contemplated hereunder or described in the Disclosure Schedule.


3.5.     DIRECTORS, OFFICERS AND EMPLOYEES

                  The Disclosure Schedule lists all current directors and officers of the Company and all managers and consultants of the Company who, individually, receive or are entitled to receive annual compensation from the Company in excess of $50,000, showing each such person's name, position, and annual remuneration, bonuses and fringe benefits for the current fiscal year. To the Knowledge of the Company, during the past ten years no director or officer of the Company has: (i) been arrested or convicted for any crime material to an evaluation of such person's ability or integrity, including, without limitation, any violation of any federal or state law which currently or has previously regulated the types of business in which the Company is currently or has previously been engaged; (ii) filed a petition under federal bankruptcy or any state insolvency laws; (iii) been a director or officer of a business entity which has filed a petition under federal bankruptcy or any state insolvency laws, or had a receiver or similar officer appointed by a court to administer the business or property of such entity; (iv) lost a civil suit in which the


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judgment was in excess of $100,000 or (v) had the Internal Revenue Service file a lien against his or her property.


3.6.     FINANCIAL STATEMENTS

                  (a) The Company has prepared and Furnished to the Investors and there are included as exhibits that are part of the Disclosure Schedule, the audited consolidated balance sheets of the Company as of the end of the fiscal year ending December 31, 1998, and the audited consolidated statements of income, stockholders' equity and cash flow for such period (the "Audited Financial Statements"). The Company has Furnished to the Investors the unaudited balance sheet of the Company for the nine months ended September 30, 1999, and the unaudited statements of income, stockholders' equity and cash flow for such period. (The September 30, 1999 unaudited financial statements and the Audited Financial Statements are herein referred to collectively as the "Financial Statements"). All of the Financial Statements, including, without limitation, the notes thereto, referred to in this SECTION or Furnished to the Investors after the date hereof pursuant to this Purchase Agreement: (i) are in accordance with the books and records of the Company, (ii) present fairly in all material respects the consolidated financial position of the Company as of the respective dates and the results of operations and cash flow for the respective periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods except for the absence of footnotes and customary year-end adjustments in the case of the September 30, 1999 unaudited financial statements (which will not deviate Materially from the other Financial Statements). The Financial Statements set forth all changes in accounting methods (for financial accounting purposes) at any time made, agreed to, or required with respect to the Company.

                  (b) The financial forecasts of the Company for the fiscal years 1999-2003 Furnished to the Investors and attached to this Purchase Agreement as part of the Disclosure Schedule were prepared by the Company in good faith on the basis of the assumptions stated therein, and the Company has no reason to believe that the assumptions or the financial forecasts themselves are not reasonable; provided, however, that the Company makes no representation or warranty that the results projected in the financial forecasts will actually be achieved.


3.7.     NO LIABILITIES

                  Except as reflected in the Financial Statements, as of September 30, 1999, there existed no liabilities (whether contingent or absolute, matured or unmatured, known or unknown) of the Company other than (i) incurred in the Ordinary Course of Business and in amounts that are not individually Material, and (ii) for taxes, assessments and other governmental charges, if such taxes, assessments and other charges (x) are not yet due and payable, or (y) are due and


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payable but can be paid hereafter without penalty or interest and for which a proper accrual relating thereto is reflected in the Financial Statements and which will be paid before penalty or interest begins to accrue thereon. Except as described in the Disclosure Schedule, since September 30, 1999, the Company has not incurred any liabilities (whether contingent or absolute, matured or unmatured, known or unknown) other than in the Ordinary Course of Business and in amounts that are not individually or in the aggregate Material.


3.8.     ACCOUNTS RECEIVABLE;  ACCOUNTS PAYABLE

                  (a) The accounts receivable of the Company shown on the Financial Statements Furnished to the Investors, or thereafter acquired by the Company, have been collected or, to the Company's Knowledge, represent valid rights to receive payment for bona fide services rendered or goods sold, and except as set forth on the Disclosure Schedule, are not subject to discounts, rebates or to offsets of any kind.

                  (b) Except as set forth on the Disclosure Schedule, the Company is current on all accounts payable.


3.9.     TAXES

                  (a) Except as set forth on the Disclosure Schedule, the Company has (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) duly filed (or obtained extensions with respect to) all Tax Returns required to be filed on or before the Closing Date with respect to all applicable Taxes. No penalties or other charges are or will become due with respect to any such Tax Returns as the result of the late filing thereof. All of the Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all Material respects. The
Company: (i) has paid all Taxes due or claimed to be due by any taxing authority in connection with any such Tax Returns; or (ii) has established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have paid or established) in the Financial Statements provided to the Investors adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes. The amounts set up as reserves for Taxes on the Financial Statements are sufficient for the payment of all unpaid Taxes as of the dates thereof, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the period, and for which the Company may be liable in its own right or as a transferee of the Assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.


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                  (b)      The Company, either individually or in its own right
or as a transferee, does not have and on the Closing Date will not have any liability for Taxes payable for or with respect to any periods prior to and including the Closing Date in excess of the amounts actually paid prior to the Closing Date or reserved for in the Financial Statements (other than Taxes accruing after September 30, 1999 in the Ordinary Course of Business which are not payable on or prior to the Closing Date).

                  (c) Except as set forth in the Disclosure Schedule, there is no action, suit, proceeding, audit, investigation or claim pending or, to the Knowledge of the Company, threatened in respect of any Taxes for which the Company is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the Knowledge of the Company, threatened. The Company has not consented to any waivers or extensions of any statute of limitations with respect to the collection or assessment of any Taxes against the Company. There is no Agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against the Company and no power of attorney granted by the Company with respect to any tax matters is currently in force.

                  (d) The Company has Furnished or otherwise made available to the Investor Representatives true and complete copies of all Tax Returns and all written communications relating to any such Tax Returns or to any deficiency or claim proposed and/or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to tax years (i) which are subject to an audit, investigation, examination or other proceeding, or
(ii) with respect to which the statute of limitations has not expired.

                  (e) The Disclosure Schedule sets forth (i) all federal tax elections that currently are in effect with respect to the Company, and
(ii) all elections for purposes of foreign, state or local Taxes and all consents or Agreements for purposes of federal, foreign, state or local Taxes in each case that reasonably could be expected to affect or be binding upon the Company or its Assets or operations after Closing. The Disclosure Schedule sets forth all Material changes in accounting methods for Tax purposes at any time made, agreed to, or required with respect to the Company.

                  (f) Except as set forth on the Disclosure Schedule, the Company has not: (i) been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes; (ii) executed or filed with the Internal Revenue Service any consent to have the provisions of Section 341(f) of the Code apply to it; (iii) been subject to
Section 999 of the Code; (iv) been a passive foreign investment company as defined in Section 1296(a) of the Code; or (v) been a party to any Agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes.


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3.10.    CONDUCT OF BUSINESS; ABSENCE OF MATERIAL ADVERSE CHANGE

                  Except as otherwise contemplated by the terms of this Purchase Agreement or as set forth in the Disclosure Schedule, since September 30, 1999 there has been no material adverse change in the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of the Company. Except as set forth in the Disclosure Schedule or as contemplated hereunder, since September 30, 1999, the Company has conducted business substantially in the manner heretofore conducted and only in the Ordinary Course of Business, and the Company has not:

                  (a) incurred any loss Materially and adversely affecting any of its Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty;

                  (b) issued any capital stock or member interests, bonds or other corporate securities or debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds (other than borrowings in the Ordinary Course of Business in amounts, individually or in the aggregate, that do not exceed $50,000);

                  (c) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the Ordinary Course of Business and liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent;

                  (d) discharged or satisfied any Encumbrance or paid any obligation or liability (absolute or contingent, matured or unmatured, known or unknown) other than current liabilities shown in the Financial Statements and current liabilities incurred since September 30, 1999 in the Ordinary Course of Business;

                  (e) declared or made payment of, or set aside for payment, any dividends or distributions of any Assets, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities;

                  (f) mortgaged, pledged or subjected to any Encumbrance any Material Assets, except for (i) Encumbrances reflected in the Financial Statements of the Company or on the Disclosure Schedule, (ii) Encumbrances consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not Materially detract from the value of, or impair the use of, such property by the Company in the operation of its business, and
(iii) liens for current taxes,


                                      -9-
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assessments or governmental charges or levies on property not yet due and delinquent;

                  (g) sold, exchanged, transferred or otherwise disposed of any Material Assets, or canceled any Material debts or claims, except in each case in the Ordinary Course of Business;

                  (h) written down the value of any Material Assets or written off as uncollectible any Material notes or accounts receivable, except write-downs and write-offs in the Ordinary Course of Business, none of which, individually or in the aggregate, are Material;

                  (i) entered into any transactions other than in the Ordinary Course of Business;

                  (j) increased by more than five percent (5%) the rate of compensation payable, or to become payable, by the Company to any of its officers, employees, agents or independent contractors over the rate being paid to them on September 30, 1999;

                  (k) made or permitted any amendment or termination of any Material Agreement to which it is a party or which it owns;

                  (l) through negotiation or otherwise made any commitment or incurred any liability to any labor organization;

                  (m) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee other than in the Ordinary Course of Business;

                  (n) directly or indirectly paid any severance or termination pay to any officer or employee in excess of three months' salary;

                  (o) made capital expenditures, or entered into commitments therefor, aggregating more than $50,000;

                  (p) made any change in any method of accounting or accounting practice;

                  (q) entered into any transaction of the type described in SECTION 3.23 or

                  (r)      made an Agreement to do any of the foregoing.


3.11.    TITLE TO PROPERTY AND ASSETS


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                  The Company has good, valid and marketable title to all
Material Assets owned by it, free and clear of all Encumbrances other than those referred to in the Financial Statements (or the notes thereto) and liens for taxes not yet due and payable. The Company does not own any real estate, and the Company is not a United States Real Property Holding Company as defined under Section 897 of the Code. All personal property of the Company is in good operating condition and repair in all Material respects (ordinary wear and tear and routinely scheduled maintenance excepted) and is suitable and adequate for the uses for which it is intended or is being used.


3.12.    INSURANCE

                  (a) Set forth on the Disclosure Schedule is the following information with respect to each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years: (i) the name, address and telephone number of the agent, (ii) the name of the insurer, (iii) the name of the policyholder, (iv) the name of each covered insured, (v) the policy number and the period of coverage, (vi) the scope and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage, and (vii) a description of any material retroactive premium adjustments or other loss sharing arrangements.

                  (b) Other than as set forth in the Disclosure Schedule, the Company has insurance coverage under policies that (a) are with insurance companies reasonably believed by the Company to be financially sound and reputable; (b) are in amounts customary for companies in similar businesses similarly situated; (c) are legal, valid, binding, enforceable and in full force and effect; (d) will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing Date; (e) are sufficient for compliance by the Company with all requirements of Law and of all Agreements to which the Company is a party; (f) to the Company's Knowledge are valid and outstanding policies enforceable against the insurer; and (g) in the Company's reasonable belief, provide adequate insurance coverage for the Assets and business of the Company.

                  (c) The Company is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under any policy.

                  (d) The Company has not and to the Knowledge of the Company, no other party to the policy has repudiated any provision of any such policy.

                  (e) The Company currently has no and has never had any self-insurance arrangements.


3.13.    INTELLECTUAL PROPERTY

                  (a) The Company owns, or is licensed or otherwise possesses all necessary rights to use all patents, trademarks, trade names, service marks, trade dress, logos, domain names, copyrights and any applications or registrations therefor, maskworks, schematics, technology, know-how, trade secrets, formulas, compositions, technical data, designs, drawings, specifications, inventory, inventions, ideas, algorithms, processes, computer software programs and applications (in both source code and object code form), and tangible or intangible proprietary information or material and all reissues, extensions and renewals thereof ("Intellectual Property") that are used in the business or products of the Company as the business is now conducted and as proposed to be conducted. The Intellectual Property owned or used by the Company is free and clear of all Encumbrances.

                  (b) The Disclosure Schedule lists all (i) patents, patent applications, registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks included in the Intellectual Property that are owned by the Company, including the jurisdictions, both domestic and foreign, in which each such item of Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Intellectual Property owned by the Company, and (iii) licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights").

                  (c) Except as disclosed on the Disclosure Schedule, the Company has taken (or, with respect to Third Party Intellectual Property Rights that are Material to the Company's business or products, has ensured that the owner thereof has taken) all necessary action in all appropriate jurisdictions, both domestic and foreign, to register and maintain the registration of all Intellectual Property that is Material to the Company's business or products that may be registered.

                  (d) To the Knowledge of the Company, there is no actual or suspected unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of the Company, or any Third Party Intellectual Property Rights, that are Material to the Company's business or properties, to the extent licensed by or through the Company, by any third party, including any employee or former employee of the Company. The Company has not notified any third party that it believes such third party is interfering with, infringing or misappropriating any of the Company's Intellectual Property or engaging in any act of unfair competition. The Company has the right to bring an action for the infringement of all of its Intellectual Property. The Company has taken all reasonably necessary measures to protect and maintain its rights in the Intellectual Property. Except as set forth on the Disclosure Schedule, there are no royalties, fees or other payments or compensation payable by the Company to any person by reason of the ownership, use, sale or disposition of Intellectual Property.

                  (e) The Company is not, nor will it be as a result of the execution and delivery of this Purchase Agreement, the Series A Stock or the Agreements contemplated hereby, or the performance of its obligations thereunder, in breach of any license, sublicense or other agreement relating to the Intellectual Property, including Third Party Intellectual Property Rights.

                  (f) The Company has no Knowledge that the conduct of the business of the Company infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party. There are no pending or, to the Company's Knowledge, threatened claims against the Company alleging that the conduct of its business infringes any Intellectual Property rights of others. The Intellectual Property of the Company is not subject to any outstanding injunction, judgment, order, decree, ruling or charge. To the Company's Knowledge, the Company has not engaged in unfair competition against any third party.

                  (g) All present or former officers, directors, employees and consultants of the Company have executed and delivered to the Company an agreement regarding assignment to the Company of any Intellectual Property arising from services performed for the Company by such persons. Except as disclosed on the Disclosure Schedule, there is no Intellectual Property developed by a present or former stockholder, director, officer, consultant or employee of the Company that is used in the business of the Company that has not been transferred to, or is not owned free and clear of any liens or encumbrances by, the Company.

                  (h) The Company has entered into written confidentiality agreements with all third parties having access to Company-owned Intellectual Property in connection with the disclosure to, or use or appropriation by, those third parties, of Intellectual Property owned by the Company that is not otherwise protected by a patent, a patent application, copyright, trademark, or other registration or legal scheme.


3.14.    YEAR 2000 COMPLIANCE

(a) Each system owned or used by the Company comprised of software, hardware or databases, the operational failure of which would be reasonably likely to result in a Material Adverse Effect (collectively, a "System") will be able to accurately process date data, including, but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations (having such ability being referred to herein as "Year 2000 Compliant"). The Company has no reason to believe that it or any of its Subsidiaries will incur material expenses arising from or relating to the failure of any of their Systems to be Year 2000 Compliant.

(b) All vendors of products to the Company or any of its Subsidiaries, the operational failure of which due to a failure to be Year 2000 Compliant would be reasonably likely to result in a Material Adverse Effect, and such respective products, to the Knowledge of the Company, are (or prior to December 31, 1999, will be) Year 2000 Compliant. To the knowledge of the Company, each such vendor will continue to furnish its products to the Company or its Subsidiaries, as applicable, without interruption or material delay, on and after January 1, 2000.


3.15.    DEBT INSTRUMENTS

                  The Disclosure Schedule lists all mortgages, indentures, notes, guarantees and other Agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases) involving payments by the Company aggregating in excess of $25,000 per year to which the Company is a party or which have been assumed by the Company or to which any Material Assets are subject. The Company has performed all the Material obligations under such Agreements listed on the Disclosure Schedule required to be performed by it to date and are not in default in any Material respect under any of the foregoing, and, to the Knowledge of the Company, there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.


3.16.    LEASES

                  The Disclosure Schedule lists all leases and other Agreements under which the Company is a lessee or lessor of any Material Asset (including Real Property), or holds, manages or operates any Material Asset owned by any third party, or under which any Material Asset owned by the Company is held, operated or managed by a third party. Except as described in the Disclosure Schedule, the Company is the owner and holder of all the leasehold estates purported to be granted by the leases or other Agreements listed in the Disclosure Schedule. Each such lease and other Agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Company, and, to the Company's Knowledge, the other parties thereto (except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally), and grants the leasehold estate it purports to grant free and clear of all Encumbrances. All necessary governmental approvals with respect thereto have been obtained and all necessary filings or registrations therefor have been made, in each case to the extent that the Company is responsible therefor, other than where the failure to obtain any such approvals would not have a Material Adverse Effect, and there are no outstanding disputes thereunder and, to the Knowledge of the Company, there have been no threatened cancellations thereof. The Company has in all respects performed all material obligations thereunder required to be performed by it to date. Neither the Company nor, to the Knowledge of the Company, any other party is in default in any Material respect under any of the foregoing, and, to the Knowledge of the Company, there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.


3.17.    OTHER AGREEMENTS

                  (a) The Disclosure Schedule lists all Material Agreements to which the Company is a party or by which the Company is bound at the date hereof. Each such Material Agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against the Company and to the Company's Knowledge, the other parties thereto (except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally). All necessary governmental approvals with respect thereto have been obtained and all necessary filings or registrations therefor have been made, in each case to the extent that the Company is responsible therefor, other than where the failure to obtain any such approvals would not have a Material Adverse Effect, and there are no outstanding disputes thereunder and, to the Knowledge of the Company, there have been no threatened cancellations thereof. The Company has performed all the material obligations thereunder required to be performed to date. Neither the Company nor, to the Knowledge of the Company, any other party is in default in any Material respect under any of the Agreements listed in the Disclosure Schedule, and, to the Knowledge of the Company, there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

                  (b) Except as listed in the Disclosure Schedule (and without limiting the foregoing), the Company is not a party to any oral or written:

                  (i) Agreement for the employment of any officer, employee, consultant or independent contractor;

                  (ii) license agreement or distributor, dealer, manufacturer's representative, sales agency, advertising, property management or brokerage agreement;

                  (iii) Agreement with any labor organization or other collective bargaining unit;

                  (iv) Agreement for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than $50,000 over its remaining term (including, without limitation, periods covered by any option to renew by either party);

                  (v) Agreement for the purchase, sale or lease of any real estate or other Assets involving payments of more than $50,000 over its remaining term (including, without limitation, periods covered by any option to renew by either party);

                  (vi) profit-sharing, bonus, incentive compensation, deferred compensation, stock option, severance pay, stock purchase, employee benefit, insurance, hospitalization, pension, retirement or other similar plan or Agreement;

                  (vii) Agreement for the sale of any of its Material Assets or the grant of any preferential rights to purchase any of its Material Assets or rights, other than in the Ordinary Course of Business;

                  (viii) Agreement which contains any provisions requiring the Company to indemnify any other party thereto;

                  (ix) joint venture agreement or other Agreement involving the sharing of profits;

                  (x) outstanding loan to any person or entity or receivable due from any stockholder of the Company or persons or entities controlling, controlled by or under common control with the Company;

                  (xi) Agreement (including, without limitation, Agreements not to compete and exclusivity Agreements) that reasonably could be interpreted to impose any restriction on any business operations of the Company; or

                  (xii) other Material Agreement which by its terms does not terminate or is not terminable by the Company within 30 days or upon 30 days' (or less) notice.


3.18.    BOOKS AND RECORDS

                  The books of account, stock records, minute books and other records of the Company are true and accurate in all Material respects and have been maintained in accordance with good business practices and the matters contained therein are appropriately and accurately reflected in the Financial Statements.


3.19.    LITIGATION; DISPUTES

                  (a) Except as described in the Disclosure Schedule, there are no actions, suits, claims, arbitrations, proceedings or known investigations pending or, to the Knowledge of the Company, threatened or reasonably anticipated against, affecting or involving the Company, or its business or Assets, or the transactions contemplated by this Purchase Agreement before or by any court, arbitrator or governmental authority, domestic or foreign. The Company is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority. The Company has Furnished to the Investor Representatives copies of all pleadings filed with respect to any Material litigation in which the Company is engaged.

                  (b) Except as set forth on the Disclosure Schedule, the Company is not currently involved in nor, to the Knowledge of the Company, reasonably anticipates any material dispute with any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, franchisees, franchisers, representatives or independent contractors (or any current or former employees of any of the foregoing persons or entities) which would reasonably be expected to have a Material Adverse Effect.


3.20.    LABOR RELATIONS

                  There are no strikes, work stoppages, grievance proceedings, union organization efforts or other controversies pending or, to the Knowledge of the Company, threatened or reasonably anticipated between the Company and
(a) any current or former employees of the Company, or (b) any union or other collective bargaining unit representing the employees. Except as set forth in the Disclosure Schedule, the Company is in compliance in all Material respects with all Laws relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation, employee privacy and right to know. Except as set forth on the Disclosure Schedule, there are no collective bargaining agreements, employment agreements between the Company and any of its employees, or professional service agreements not terminable at will without penalty relating to the businesses and Assets of the Company. The consummation of the transactions contemplated hereby will not cause the Company or the

Investors to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any person or entity.


         3.21.    PENSION AND BENEFIT PLANS

3.21.1.   DISCLOSURE SCHEDULE

                  Except as set forth in the Disclosure Schedule, the Company
(a) does not maintain and has never has maintained any Plan or Other Arrangement, (b) is not nor ever has been a party to any Plan or Other Arrangement and (c) has no obligations under any Plan or Other Arrangement.

3.21.2.   COPIES OF DOCUMENTS

                  The Company has Furnished to the Investor Representatives true and complete copies of each of the following Documents: (a) the Documents setting forth the terms of each Plan; (b) all related trust agreements or annuity agreements (and any other funding Document) for each Plan; (c) for the three most recent plan years, all annual reports (Form 5500 series) on each Plan that have been filed with any governmental agency; (d) the current summary plan description and subsequent summaries of material modifications for each Title I Plan; (e) all DOL opinions on any Plan and all correspondence relating to the request for and receipt of each opinion; (f) all correspondence with the PBGC on any Plan; (g) all IRS rulings, opinions or technical advice relating to any Plan and all correspondence relating to the request for and receipt of each ruling, opinion or technical advice; and (h) all Agreements with service providers or fiduciaries for providing services on behalf of any Plan. For each Other Arrangement, the Company has Furnished to the Investor Representatives true and complete copies of each policy, Agreement or other Document setting forth or explaining the terms of the Other Arrangement, all related trust agreements or other funding Documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all material employee communications, all material correspondence or other submissions with any governmental agency, and all Agreements with service providers or fiduciaries for providing services on behalf of any Other Arrangement.

3.21.3.   MULTIEMPLOYER PLANS

                  No Plan is a Multiemployer Plan.

3.21.4.   ESOPS

                  No Plan is an ESOP.

3.21.5.   FUNDING

                  No Plan is a Defined Benefit Plan.

3.21.6.  CONTRIBUTIONS AND OTHER OBLIGATIONS

                  To the Knowledge of the Company, the Company has made all contributions and other payments required by and due under the terms of each Plan and Other Arrangement and has taken no action (including, without limitation, actions required by Law) relating to any Plan or Other Arrangement that will Materially increase the Company's obligations under any Plan or Other Arrangement.

3.21.7.  QUALIFIED PLANS

                  The Disclosure Schedule sets forth a list of all Qualified Plans. All Qualified Plans and any related trust agreements or annuity agreements (or any other funding Document) comply and have complied, in all material respects, with ERISA, the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), and all other Laws. To the Knowledge of the Company, the trusts established under the Plans are exempt from federal income taxes under Section 501(a) of the Code. The Company has received determination letters issued by the IRS with respect to each Qualified Plan, and the Company has Furnished to the Investor Representatives true and complete copies of all such determination letters and all correspondence relating to applications therefor. All statements made by or on behalf of the Company to the IRS in connection with applications for determination with respect to each Qualified Plan were true and complete when made and continue to be true and complete and nothing has occurred since the date of the most recent applicable determination letter that would adversely affect the tax-qualified status of any Qualified Plan.

3.21.8.  COMPLIANCE WITH LAW

                  The Company has complied in all Material respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Securities Exchange Act of 1934, and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements. To the Knowledge of the Company, the Company does not have any liability for any delinquent contributions within the meaning of Section 515 of ERISA (including, without limitation, related attorneys' fees, costs, liquidated damages and interest) or for any arrearages of wages. The Company does not have any pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any court, governmental agency, regulatory body, or arbiter arising under any Law governing any Plan, and to the Knowledge of the Company, there exist no facts that could give rise to such a claim.

3.21.9.  NON-DEDUCTIBLE PAYMENTS

                  No Plan or Other Arrangement, individually or collectively, provides for any payment by the Company to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code.

3.21.10. REPORTABLE EVENTS

                  To the Knowledge of the Company, no Plan has experienced a "reportable event" (as the term is defined in Section 4043(b) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement.

3.21.11. FOREIGN PLAN

                  No Plan is a "qualified foreign plan" (as the term is defined in Section 404A(e) of the Code), and no Plan is subject to the Laws of any jurisdiction other than the United States of America or one of its political subdivisions.

3.21.12. TAX FORM 5330

                  To the Knowledge of the Company, the Company has timely filed and the Company has Furnished to the Investor true and complete copies of each Form 5330 (Return of Excise Taxes Related to Employee Benefit Plans) that the Company has filed on any Plan. To the Knowledge of the Company, the Company has no liability for Taxes required to be reported on Form 5330.

3.21.13. WELFARE PLANS

                  No Plan is a funded Welfare Plan.

3.21.14. POST-RETIREMENT PLANS

                  No Plan promises or provides post-retirement medical, life insurance or other benefits due now or in the future to current, former or retired employees of the Company (including any predecessor entities).

3.21.15. HEALTH CARE CONTINUATION COVERAGE REQUIREMENTS

                  To the Knowledge of the Company, all Welfare Plans and the related trusts that are subject to Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply with and have been administered in compliance with the health care continuation-coverage requirements of Section 4980B(f) of the Code, Sections 601 through 607 of ERISA, and all proposed or final Treasury regulations under Section 162 of the Code explaining those requirements.

3.21.16. FILED RETURNS AND REPORTS

                  To the Knowledge of the Company, the Company has (i) filed or caused to be filed all returns and reports on the Plans that they are required to file, except where the failure to file would not have a Material Adverse Effect and (ii) paid or made adequate provision for all Material fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. To the Knowledge of the Company, all other fees, interest, penalties and assessments that are payable by or for the Company with respect to any Plan have been timely reported, fully paid and discharged except for failures that would not have a Material Adverse Effect. To the Knowledge of the Company, there are no unpaid fees, penalties, interest or assessments relating to any Plan due from the Company or from any other person that are or could become a lien on any Asset or could otherwise have a Material Adverse Effect. To the Knowledge of the Company, the Company has collected or withheld all amounts that are required to be collected or withheld by them to discharge their obligations with respect to any Plan, and all of those amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due.


3.22.    ENVIRONMENTAL

                  (a) The Company has complied and is in compliance with, and the facilities occupied by the Company and all improvements thereon are in compliance with, all Environmental Laws relating to or affecting the Company, except where the failure to comply would not have a Material Adverse Effect.

                  (b) The Company has no liability under any Environmental Law that would have a Material Adverse Effect and it is not responsible for any liability of any other person under any Environmental Law. There are no pending or, to the Knowledge of the Company, threatened actions, suits, orders, claims, legal proceedings or other proceedings based on, nor has the Company or any officer or director, directly or indirectly received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any governmental authority or any other person or entity or knows or suspects any fact(s) which might reasonably form the basis for any such actions or notices arising out of or attributable to: (i) the current or past presence, Release, or threatened Release of Hazardous Materials at or from any part of the Real Property; (ii) the off-site disposal or treatment of Hazardous Materials originating on or from the Real Property or the business or Assets of the Company; or (iii) any violation of Environmental Laws at any part of the Real Property or arising from the Company's activities (or the activities of such Person's predecessors in title) involving Hazardous Materials.

                  (c) The Company has been duly issued, and currently has and will maintain through the Closing Date, all permits, licenses, certificates and approvals required under any Environmental Law with respect to its Assets and business that the failure to have and maintain would cause a Material Adverse Effect. A true and complete list of such permits, licenses, certificates and approvals, all of which are valid and in full force and effect, is set out in the Disclosure Schedule. Except in accordance with such permits, licenses, certificates and approvals, to the Knowledge of the Company, there has been no Release of Hazardous Materials at, or, under, or from the Real Property occupied by the Company. There are no permits, licenses, certificates or approvals required under any Environmental Law that are non-transferable or which require consent, notification or other action to remain in full force and effect following consummation of the transactions contemplated by this Purchase Agreement.

                  (d) No Real Property owned or previously owned by the Company and, to the Knowledge of the Company, no Real Property currently leased by the Company from third parties, either (i) contains any underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the management of Hazardous Materials, or (ii) is or has been used as a dump or landfill or consists of filled in land or wetlands.

                  (e) The Company has Furnished to the Investor Representatives all of the information in its possession pertaining to the environmental history of the Real Property currently and formerly occupied by the Company and the operations of the Company (or any predecessor entity or predecessor entitled to the Assets).

                  (f) To the Knowledge of the Company, neither PCBs nor asbestos-containing materials are present on or in the Real Property occupied by the Company.

                  (g) To the Knowledge of the Company, no Encumbrance in favor of any person relating to or in connection with any Claim under any Environmental Law has been filed or attached to Real Property currently leased by the Company from a third party.


3.23.    TRANSACTIONS WITH RELATED PARTIES

                  Except as set forth on the Disclosure Schedule, neither any present or former officer, director or stockholder of the Company, nor any Affiliates of the officers, directors or stockholders, are currently a party to any transaction with the Company, including, without limitation, any Agreement providing for the employment of, furnishing of services by, rental of Assets from or to, or otherwise requiring payments to, any of the officers, directors, stockholders or Affiliates.

3.24.    RESTRICTIONS AND CONSENTS

                  Except as set forth on the Disclosure Schedule, there are no Agreements, Laws or other restrictions of any kind to which the Company is a party or to which the Company's Assets are subject that would prevent or restrict the execution, delivery or performance of this Purchase Agreement or prohibit or limit the continued operation of the business of the Company after the date hereof on substantially the same basis as heretofore operated, as a result of the execution, delivery or performance of this Purchase Agreement. The Disclosure Schedule lists all Agreements and Laws that require the consent or acquiescence of any person or entity not party to this Purchase Agreement with respect to any aspect of the execution, delivery or performance of this Purchase Agreement by the Company.


3.25.    AUTHORITY; AUTHORIZATION; NO CONFLICT

                  (a) The Company has all requisite corporate power and authority to enter into this Purchase Agreement and the other Documents contemplated hereby and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Purchase Agreement and the other Documents contemplated hereby by the Company have been duly authorized by all necessary corporate action. The issuance of the shares of Series A Stock to be purchased by the Investors hereunder has been duly authorized by all requisite corporate action of the Company and, upon delivery to the Investors of certificates therefor against payment in accordance with the terms of this Purchase Agreement, the shares of Series A Stock will (i) be validly issued, fully paid and nonassessable, (ii) have the rights, preferences and privileges described in Exhibit B hereto, (iii) be free and clear of preemptive rights,
(iv) subject to the Investors' representations and warranties contained herein, be issued in compliance with the Securities Act and any applicable state securities laws and the rules and regulations promulgated thereunder, and (v) be free and clear of Encumbrances, other than Encumbrances that might have been created by the Investors and the Encumbrances imposed under this Purchase Agreement and the Documents contemplated hereby. The issuance of the Common Stock issuable upon conversion of the Series A Stock has been duly authorized by all requisite corporate action and such Common Stock has been reserved for issuance upon conversion of the Series A Stock and, when issued upon conversion of the Series A Stock in accordance with the terms of Exhibit B hereto, will be
(i) validly issued, fully paid and nonassessable, (ii) free and clear of preemptive rights, (iii) issued in compliance with the Securities Act and any applicable state securities laws and the rules and regulations promulgated thereunder and (iv) free and clear of Encumbrances, other than Encumbrances that might have been created by the Investors and the Encumbrances imposed under this Purchase Agreement and the Documents contemplated hereby.

                  (b) The execution, delivery and performance by the Company of this Purchase Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with, or violate any provision of, any Law having applicability to the Company or any of its Assets, or any provision of the certificate or articles of incorporation or bylaws of the Company; (b) conflict with, or result in any breach of, or constitute a default under any Material Agreement to which the Company is a party or by which the Company or any of its Assets may be bound; or (c) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to any of the Material Assets of the Company.


3.26.    ABSENCE OF VIOLATION

                  The Company is not in violation of or default under, nor has the Company breached, any term or provision of its certificate or articles of incorporation or bylaws or any Material Agreement or restriction to which the Company is a party or by which the Company is bound or any of its Material Assets are bound or affected. Neither the Company nor any of its officers, directors, employees or agents (or, to the Company's Knowledge, stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of such entity) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful, questionable payment of money or other thing of value, any extraordinary discount, or any other unlawful or unusual inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of the Company (including, without limitation, any offer, payment or promise to pay money or other thing of value (a) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company in obtaining business for or with, or directing business to, any person, or (b) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes. The business of the Company is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.


3.27.    COMPLIANCE WITH LAW; APPROVALS

                  Except as set forth in the Disclosure Schedule:

                  (a) The operations of the Company have been conducted, in all Material respects, in compliance with all Laws and regulations applicable to the Company's business.

                  (b) The Company has not received notice of any violation (or of any investigation, inspection, audit, or other proceeding by any governmental authority involving allegations of any violation) of any Law, nor is it in material default with respect to any Law, and to the Knowledge of the Company, no investigation, inspection, audit, or other proceeding by any governmental authority involving allegations of violation of any Law is threatened or contemplated;

                  (c) The Company has all licenses, franchises, permits, authorizations or approvals from all governmental authorities ("Approvals") required for the conduct of the business of the Company and the occupancy and operation, for its present uses, of the real and personal property which the Company owns or leases, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect, and the Company is not in violation of any such Approvals or any terms or conditions thereof.

                  (d) All such Approvals are in full force and effect, have been issued to and fully paid for by the holder thereof and, to the Knowledge of the Company, no suspension or cancellation thereof has been threatened; and

                  (e) No such Approvals will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Purchase Agreement or any of the other agreements contemplated hereunder or executed herewith.


3.28.    COPIES OF DOCUMENTS

                  True and complete copies of all Documents listed in the Disclosure Schedule have been Furnished to the Investor Representatives.


3.29.    BINDING OBLIGATION

                  This Purchase Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Company, and, to the Company's Knowledge, the other parties thereto (except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally); and each Document to be executed by the Company pursuant hereto, when executed and delivered in accordance with the provisions thereof, shall be a valid and binding obligation of the Company, enforceable in accordance with its terms.


3.30.    DISCLOSURE

                  No representation or warranty by the Company in this Purchase Agreement, and no Document Furnished or to be Furnished to the Investors pursuant to this Purchase Agreement, contains or will contain any untrue or misleading statement of a Material fact or omits or will omit any Material fact necessary to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.


3.31.    USE OF PROCEEDS

                   The Company shall use the proceeds from the sale of the shares of Series A Stock solely to fund any acquisitions or capital expenditures as approved by the Company's Board of Directors or for working capital or other general corporate purposes.


3.32.    SYSTEMS

                  Except as set forth in the Disclosure Schedule and with such other exceptions as will not, individually or in the aggregate, have a Material Adverse Effect, (i) all of the Systems services' and platform servers are running, or peaking, at no higher than 60% of capacity, (ii) all of the Systems' services are replicated in a redundant manner across available platform servers,
(iii) all remote physical points of presence ("POPs") are secure, conform to equipment manufacturers' recommended environmental parameters, and contain an uninterrupted power supply with a battery backup of at least 30 minutes, (iv) the existing power plant at the Company's main location is equipped with an uninterrupted power supply with a battery backup of at least 60 minutes, (v) all deployed dial-in modem, modem shelf and corresponding technology conform to applicable industry standards necessary to support traffic at a rate of 44.5 Mgbps or above, and (vi) all Systems owned, leased by or licensed to or by the Company are Year 2000 Compliant.


3.33.    CUSTOMERS

                  The Disclosure Schedule sets forth (a) the number of customers served by the Company by type of business (i.e., segregated by the following categories, if applicable to the Company: (i) shared hosting, (ii) dedicated hosting, (iii) co-located hosting and (iv) application hosting) as of September 30, 1999 and the Company's standard rates for such customers for each type of business; (b) for the period commencing January 1, 1998, the Company's monthly churn rate (consisting of (i) cancellations of month-to-month service and/or long-term subscription or service contracts prior to expiration, (ii) termination of any such contracts, and (iii) non-renewal of any such contracts upon expiration) by business type during each full calendar month prior to the date hereof for the period commencing January 1, 1998; and (c) as of September 30, 1999, detail as to the amount of prepaid subscription or service contracts and the amount of unearned revenue for all customer contracts with a remaining term of (i) less than or equal to 90 days, (ii) greater than 90 days and less than or equal to one year, (iii) greater than one year and less than or equal to two years, (iv) greater than two years and less than or equal to three years and (v) greater than three years.


3.34.    COMPANY'S NAMES, BUSINESS AND LOCATION OF COMPANY ASSETS

                  The Company has conducted business under the names "Interland, Inc." and "Cumberland Title and Closing Corporation" and no other names. The Company is in the business of providing web hosting services. Other than engaging in business as a real estate title company under the name "Cumberland Title and Closing Corporation," the Company has not engaged in and does not currently engage in any other business. The Company has not engaged in business as a real estate title company at any time within the past ten (10) years. The Company's chief executive office and principal place of business is located at 101 Marietta Street, Atlanta, Georgia 30303. Substantially all of the Company's physical Assets are located at the same address as its chief executive office and the Company does not currently have any places of business other than at such address or as disclosed in the Disclosure Schedule. Set forth in the Disclosure Schedule is a complete and accurate listing of all locations at which the Company has conducted business over the last ten (10) years.


3.35.    SMALL BUSINESS CONCERN

                  The Company together with its "affiliates" (as that term is defined in Section 121.103 of Title 13 of the Code of Federal Regulations) meets the size standard requirements set forth in Title 13, C.F.R. ss. 121.301(c) as a "small business concern" within the meaning of the Small Business Act of 1958, as amended ("SBIA"). . The information pertaining to the Company set forth in Small Business Administration Forms 480, 652 and 1031 delivered to each Investor that is a Small Business Investment Company ("SBIC") licensed by the United States Small Business Administration (each an "SBIC Purchaser") is accurate and complete. Neither the Company nor any subsidiary of the Company presently engages in, or shall hereafter engage in, any activities, nor shall the Company or any subsidiary of the Company use the proceeds of the sale of the Series A Stock directly or indirectly for any purpose for which an SBIC is prohibited from providing funds by the regulations under the SBIA (the "SBIC Regulations") (including, without limitation, 13 C.F.R. ss. 107.720). To the best knowledge of the Company, each SBIC that owns any securities issued by the Company, together with a description of the kinds and amounts of securities held, are listed on the Disclosure Schedule.

3.36.    REAL PROPERTY HOLDING CORPORATION

The Company is not a United States Real Property Holding Corporation within the meaning of Section 897(c) of the Code.


         REPRESENTATIONS AND WARRANTIES OF THE INVESTORS


                  Each Investor hereby represents and warrants, severally and not jointly, to the Company as follows:


4.1.     ORGANIZATION AND STANDING

                  The Investor is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its formation and each has the full and unrestricted power and authority to enter into this Purchase Agreement and to carry out the transactions contemplated hereby.


4.2.     AUTHORIZATION

                  The execution, delivery and performance by that Investor of this Purchase Agreement and all other Documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized, and will not: (a) conflict with, or violate any term or provision of the Investor's certificate or agreement of limited partnership or other governing documents or (b) conflict with, or result in any breach of, or constitute a default under, any Agreement to which the Investor is a party or by which such Investor is bound. No other action is necessary for the Investor to enter into this Purchase Agreement and all other Documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.


4.3.     BINDING OBLIGATION

                  This Purchase Agreement constitutes a valid and binding obligation of the Investor, enforceable in accordance with its terms, is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Company, and, to the Company's Knowledge, the other parties thereto (except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally). Each Document to be executed by the Investor pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of the Investor, enforceable in accordance with its terms, shall be in full force and effect and shall constitute a legal, valid and binding obligation of, and shall be legally enforceable against, the Investor, and, to the Investor's Knowledge, the other parties thereto (except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally).


4.4.     NO REGISTRATION UNDER THE SECURITIES ACT

                  The Investor understands that the Series A Stock to be purchased by it at Closing pursuant to the terms of this Purchase Agreement, and the Common Stock of the Company into which the Series A Stock is convertible, have not and will not be registered under the Securities Act or any state securities laws and will be issued in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws, and cannot be offered for sale, sold or otherwise transferred unless the Series A Stock being acquired hereunder or the Common Stock of the Company into which the Series A Stock is convertible subsequently are so registered or qualify for exemption from registration under the Securities Act.


4.5.     ACQUISITION FOR INVESTMENT

                  The Series A Stock and the Common Stock issuable upon conversion thereof, respectively, are being acquired under this Purchase Agreement by the Investor in good faith solely for its own account, for investment and not with a view toward distribution within the meaning of the Securities Act. The Series A Stock will not be offered for sale, sold or otherwise transferred by the Investor without either registration or exemption from registration under the Securities Act and any applicable state securities laws (and the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).


4.6.     EVALUATION OF MERITS AND RISKS OF INVESTMENT

                  The Investor has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Series A Stock being acquired hereunder. The Investor is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act. The Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Series A Stock for an indefinite period of time, inasmuch as the Series A Stock have not been registered under the Securities Act or any state securities laws).

4.7.     ADDITIONAL INFORMATION

                  The Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the accuracy of the information contained herein. Notwithstanding the foregoing, nothing contained herein shall operate to modify or limit in any respect the representations and warranties of the Company or to relieve it from any obligations to the Investors for breach thereof or the making of misleading statements of material fact or the omission of material facts in connection with the transactions contemplated herein.


4.8.     STOCK CERTIFICATE LEGEND

                  Each Investor acknowledges and agrees that each certificate representing the Series A Stock and the Common Stock issuable upon conversion thereof shall bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


         CLOSING DELIVERABLES


                  Contemporaneously with the execution of this Agreement, the Company shall deliver to the Investors the following:


5.1.     OPINION OF COUNSEL

                  The Purchasers shall have received an opinion of Kilpatrick Stockton LLP, counsel to the Company, dated as of the Closing Date, to the effect and in the form attached hereto as Exhibit D.


5.2.     STOCKHOLDERS' AGREEMENT

                  Prior to or concurrently with Closing, the Company, certain of the Company's securityholders and the Investors shall execute and deliver a Stockholders' Agreement in the form attached hereto as Exhibit E.

5.3.     REGISTRATION RIGHTS AGREEMENT

                  Prior to or concurrently with Closing, the Company and the Investors shall execute and deliver a Registration Rights Agreement in the form attached hereto as Exhibit F.


5.4.     CORPORATE DOCUMENTS

                  Concurrently with Closing, the Company shall have provided to the Investors an incumbency certificate for the officers of the Company executing this Purchase Agreement and any other documents pursuant hereto and a copy of each of the following: (a) the certificate or articles of incorporation of the Company and any other filings required to authorize the issuance of, and designate the terms of, the Series A Stock, as certified by the Secretary of State of the State of Georgia and by the secretary of the Company as being true and complete as of the Closing Date; (b) certificates certifying that the Company is in good standing (or its equivalent) in its state of incorporation and in any jurisdiction where it is qualified to do business and in which the Company maintains an office, in each case dated not more than ten days prior to the Closing Date; (c) the Company's By-laws certified by the secretary of the Company as being true and complete as of the Closing Date; and (d) a copy of the resolutions of the Company's Board of Directors and, if necessary, the Stockholders certified by the secretary of the Company as of the Closing Date authorizing the execution, delivery and performance of this Purchase Agreement and the issuance of the Series A Stock to the Investors pursuant hereto.


5.5.     DOCUMENTS AT CLOSING

                  All documents required to be furnished by the Company to the Investors prior to or at Closing shall have been so furnished.


5.6.     CONSENTS

                  (a) The Investors shall have received all consents, authorizations and approvals of governmental and private parties which are required to be obtained in order to consummate the transactions contemplated hereby, and such consents, authorizations and approvals shall be in full force and effect on the Closing Date.

                  (b) The Company shall have received all consents, authorizations and approvals of governmental and private parties which are required to be obtained in order to consummate the transactions contemplated hereby, and such consents, authorizations and approvals be in full force and effect on the Closing Date.

5.7.     COMPOSITION OF THE BOARD OF DIRECTORS

                  The following individuals shall constitute the entire Board of Directors of the Company (effective as of the Closing): Ken Gavranovic, Maryjane Stevens, Rahim Shah, Andrew E. Jones, and Gregg A. Mockenhaupt.


5.8.     INVESTOR REPRESENTATIVES LETTER

                  Prior to or concurrently with Closing, the Company shall have delivered to the Investor Representatives a certificate substantially in the form of Exhibit G.


5.9.     GAVRANOVIC EMPLOYMENT AGREEMENT

                  Prior to or concurrently with Closing, the Company shall have delivered to the Investor Representatives an executed employment agreement between the Company and Ken Gavranovic in the form of Exhibit H.


5.10     FERNANDEZ AGREEMENT

                  Prior to or concurrently with the Closing, the Company shall have delivered to the Investor Representatives an executed agreement between the Company and Waldemar Fernandez in the form of Exhibit I.

All such documents shall be satisfactory in form and substance to the Investors and their counsel.


         SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION REMEDIES


6.1.     SURVIVAL OF REPRESENTATIONS

                  All representations, warranties, covenants, and other Agreements made by any party to this Purchase Agreement herein or pursuant hereto shall also be deemed made on and as of the Closing Date as though such representations, warranties, covenants, indemnities and other Agreements were made on and as of such date, and all the representations, warranties, covenants, indemnities and other Agreements shall survive the Closing Date for a period of two years, except for the Company's indemnification of the Investor Indemnified Persons pursuant to Section 6.2(a), (i) relating to the Company's prior activities as a real estate title company, (ii) for any unlawful or fraudulent actions taken by Waldemar Fernandez prior to the date of this Purchase Agreement, (iii) for any Claims which may be brought by Waldemar Fernandez against the Company or the Investors for any actions taken prior to the date of this Purchase Agreement, and (iv) for any Claims arising out of the information contained in that certain side letter delivered to the Investors by the Company on the date hereof, each of which shall survive indefinitely without limitation.


6.2.     AGREEMENT OF THE COMPANY AND THE INVESTORS TO INDEMNIFY

                  (a) Subject to the conditions and provisions of this SECTION, the Company hereby agrees to indemnify, defend and hold harmless the Investor Indemnified Persons from and against and in any respect of all Claims asserted against, resulting to, imposed upon or incurred by the Investor Indemnified Persons (whether such Claims are by, against or relate to the Company or any other party, including a governmental entity), directly or indirectly, by reason of or resulting from (i) any misrepresentation or breach of any representation or warranty, or noncompliance with any covenants or other Agreements, given or made by the Company in this Purchase Agreement or in the Disclosure Schedule or Exhibits attached hereto or in any Document Furnished by or on behalf of the Company pursuant to this Purchase Agreement, (ii) the Company's prior activities as a real estate title company, (iii) any unlawful or fraudulent actions taken by Waldemar Fernandez prior to the date of this Purchase Agreement, (iv) any Claims which may be brought by Waldemar Fernandez against the Company or the Investors for any actions taken prior to the date of this Purchase Agreement and (v) any Claims arising out of the information contained in that certain side letter delivered to the Investors by the Company on the date hereof.

                  (b)      Subject to the conditions and provisions of this
Section 6, each Investor hereby, severally but not jointly, agrees to indemnify, defend and hold harmless the Company Indemnified Persons from and against and in any respect of all Claims asserted against, resulting to, imposed upon or incurred by the Company Indemnified Persons, directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any covenants or other Agreements, given or made by the Investor in this Purchase Agreement or in any Document Furnished by or behalf of the Investor pursuant to this Purchase Agreement.

                  (b) Except as set forth below, it shall be a condition to the right of any Indemnified Person to indemnification pursuant to this SECTION that such Indemnified Person shall assert a Claim for indemnification within two years following the Closing Date. Notwithstanding the foregoing, (x) any Claim made pursuant to this SECTION relating to a breach of SECTION 3.9 may be made throughout the period ending one year following the latter of (i) the expiration of all applicable statutes of limitation (including extensions), and
(ii) the final determination of (and the expiration of time to appeal) any audit, examination, investigation or other proceeding relating to Taxes covered by, or any Claim under,

SECTION 3.9 hereof and (y) any Claim made pursuant to this SECTION 6 relating to the items set forth in SECTION 6.2(A)(II) through (V) may be made at any time.


6.3.     CONDITIONS OF INDEMNIFICATION

                  The obligations and liabilities of the Company and each Investor hereunder with respect to their respective indemnities pursuant to this SECTION , resulting from any Claim shall be subject to the following additional terms and conditions:

                  (a) The indemnified party shall give prompt written notice to the indemnifying party of any Claim which is asserted against, resulting to, imposed upon or incurred by such indemnified party and which may give rise to liability of the indemnifying party pursuant to this SECTION , stating (to the extent known or reasonably anticipated) the nature and basis of such Claim and the amount thereof. The omission of the indemnified party so to notify the indemnifying party of any Claim shall not relieve the indemnifying party from any liability it may have hereunder except to the extent that (i) the liability was caused or increased by such omission, or (ii) the ability of the indemnifying party to reduce or defend against the liability was materially adversely affected by the omission.

                  (b) The indemnifying party may engage counsel with respect to any such Claim, the representation (including the compromise or settlement of any Claim) to be undertaken on behalf of the indemnified party, and the indemnified party shall have right to approve counsel (which approval shall not be unreasonably withheld). The indemnified party shall have the prior right to approve any compromise or settlement of any Claim by counsel engaged by the indemnifying party (which approval shall not be unreasonably withheld), unless such compromise or settlement contains a full release of the indemnified party of any and all liability and does not impose any restrictions on the indemnified party or its business or affairs. In the event the indemnifying party elects not to undertake the defense of the Claim by its own counsel, or in the event that the indemnified party reasonably believes that representation by counsel designated by the indemnifying party would be inappropriate due to actual or potential conflicts of interest, the indemnified party will undertake the defense thereof by one counsel or other representatives designated by it, at the cost and expense of the indemnifying party. In any event, the indemnifying parties will advance all expenses of the indemnified parties as incurred.


6.4.     SPECIFIC PERFORMANCE

                  In addition to any other remedies which the Investors may have at law or in equity, the Company hereby acknowledges that the Series A Stock and the Company are unique, and that the harm to the Investors resulting from breaches by the Company of its obligations cannot be adequately compensated by damages.

Accordingly, the Company agrees that the Investors shall have the right to have all obligations, undertakings, Agreements, covenants and other provisions of this Purchase Agreement specifically performed by the Company and that the Investors shall have the right to seek an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.


6.5.     REMEDIES CUMULATIVE

                  The remedies provided herein shall be cumulative and shall not preclude the assertion by the Company or the Investors of any other rights or the seeking of any other remedies against the other, or their respective successors or assigns.


6.6.     LIMITS FOR RECOVERY OF LOSSES

                  The Company shall not be liable as the indemnifying party for any Claims under this Section 6 unless and until the aggregate amount of all Claims hereunder by the Investors or other indemnified parties equals or exceeds $250,000, in which case the Company shall be liable for all Claims in the aggregate in excess of $250,000. The limitations set forth in the prior sentence shall not apply to Claims against the Company relating to the items set forth in SECTION 6.2(A)(II) through (V) and the Investor Indemnified Persons shall be entitled to indemnification from the Company for any Claims relating to the items set forth in SECTION 6.2(A)(II) through (V) without any limitation. In all cases, and notwithstanding anything herein to the contrary, the Company shall be subject to a maximum aggregate limit of all Claims against it equal to the aggregate purchase price paid by the Investors for the Series A Stock purchased hereunder.


         MISCELLANEOUS



7.1.     ADDITIONAL ACTIONS AND DOCUMENTS

                  After Closing, each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further Documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Purchase Agreement.


7.2.     NO BROKERS

                  Each of the parties hereto represents and warrants to the other parties (and to each of them) that, other than fees payable to Chase Securities Inc., for which the Company shall be solely responsible, such party has not engaged any broker, finder or agent in connection with the transactions contemplated by this Purchase Agreement and has not incurred (and will not incur) any unpaid liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions, with respect to the transactions contemplated by this Purchase Agreement. Each party agrees to indemnify, defend and hold harmless each of the other parties from and against any and all claims asserted against such parties for any such fees or commissions by any persons purporting to act or to have acted for or on behalf of the indemnifying party.


7.3.     JURY WAIVER

THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN AN ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS PURCHASE AGREEMENT OR ANY OF THE TRANSACTIONS OR AGREEMENTS CONTEMPLATED HEREBY.


7.4.     PUBLICITY

Neither the Investors nor the Company shall issue any press release or make any public disclosure regarding the transaction contemplated hereby unless such press release or public disclosure is approved by those parties expressly mentioned by name in the press release in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel as legally necessary or advisable and may make such disclosure as it is advised by its counsel as required by law.


7.5.     EXPENSES

                  Subject to the provisions of this SECTION 7.5, each party hereto shall pay its own expenses incident to this Purchase Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements, except that the Company agrees to pay all reasonable out-of pocket expenses of the Investors, including the legal fees and expenses of Hogan & Hartson L.L.P., not to exceed an aggregate of $50,000 without the prior approval of the Company.


7.6.     ASSIGNMENT

                  Each Investor shall have the right to assign its rights and obligations under this Purchase Agreement, in whole or in part, to any Affiliate of an Investor or to designate any of its Affiliates (to the extent permitted by Law) to receive directly the shares of Series A Stock to be purchased hereunder or to exercise any of the rights of such Investor, or to perform its obligations, provided that such assignee shall have been deemed to have made the representations and warranties contained in Article 4 hereof. The Company shall not assign its rights and obligations under this Purchase Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the Investor Representatives, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect. In no event shall the assignment by the Company or any Investor of its rights or obligations under this Purchase Agreement, whether before or after the Closing, release the Company or the Investor from their respective liabilities and obligations hereunder.


7.7.     ENTIRE AGREEMENT; AMENDMENT

                  This Purchase Agreement, including the Disclosure Schedule, the Exhibits and other Documents referred to herein or Furnished pursuant hereto, constitutes the entire Agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written Agreements, commitments or understandings with respect to the matters provided for herein. No amendment or modification of this Purchase Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the Company and the Investor Representatives.


7.8.     WAIVER

                  No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Purchase Agreement or under any other Documents Furnished in connection with or pursuant to this Purchase Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.


7.9.     SEVERABILITY

                  If any part of any provision of this Purchase Agreement or any other Agreement or document given pursuant to or in connection with this Purchase Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Purchase Agreement.


7.10.    GOVERNING LAW

This Purchase Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof).


7.11.    NOTICES

                  All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Purchase Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telecopy addressed as follows:

                  (i)      If to Crest:

                  Crest Communications Holdings LLC
                           2852 Jackson Street
                           San Francisco, CA 94115
                           Telecopy No.: (415) 928-1247
                           Attention:  Gregg Mockenhaupt

                  If to Boulder:

                  Boulder Ventures Ltd.
                           4750 Owings Mills Blvd.
                           Owings Mills, MD 21117
                           Telecopy No.: (410) 356-5492
                           Attention: Andrew E. Jones

                           If to the other Investors, then to the names and addresses set forth on the books and records of the Company in each case with a copy (which shall not constitute notice) to:

                  Hogan & Hartson L.L.P.
                           111 South Calvert Street, Suite 1600
                           Baltimore, Maryland  21202
                           Telecopy No: (410) 539-6981
                           Attention:  Lawrence R. Seidman

                  (ii)     If to the Company:

                  Interland, Inc.
                           101 Marietta Street, Suite 200
                           Atlanta, GA 30303
                           Telecopy No.: (404) 720-3707
                           Attention:  Ken Gavranovic

                  with a copy (which shall not constitute notice) to:

                  Kilpatrick Stockton LLP
                           1100 Peachtree Street, Suite 2800
                           Atlanta, GA 30309-4530
                           Telecopy No.: (404) 815-6555
                           Attention:  David A. Stockton

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed or telecopied in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy) the answerback or confirmation being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.


7.12.    HEADINGS

                  Section headings contained in this Purchase Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Purchase Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.


7.13.    EXECUTION IN COUNTERPARTS

                  To facilitate execution, this Purchase Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Purchase Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.


7.14.    LIMITATION ON BENEFITS

                  The covenants, undertakings and agreements set forth in this Purchase Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns (including specifically, without limitation, any third party transferees acquiring shares of Series A Stock purchased by the Investors pursuant hereto).


7.15.    BINDING EFFECT

                  Subject to any provisions hereof restricting assignment, this Purchase Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.


7.16.    ADDITIONAL COVENANTS OF THE COMPANY

                  (a) The Company covenants and agrees that, no later than January 31, 2000, it will have initiated and kept open for thirty days a rescission offer to those holders of its Common Stock who (i) reside in the states of Delaware, Florida, Georgia, Idaho, New Jersey, New York and Virginia and (ii) purchased the Common Stock between November 1, 1998 and November 1, 1999, which rescission offer satisfies the requirements of those states in which the rescission offer was made.

                  (b) The Company covenants and agrees to obtain, within a reasonable period of time following the Closing, directors' and officers' liability insurance covering the Company's officers and the members of its board of directors with such coverage, with such insurer and with such terms and conditions as may be reasonably acceptable to the Board of Directors of the Company.


7.17.    KEY MAN LIFE INSURANCE

The Company covenants and agrees, that within a reasonable period of time following the Closing, it will obtain key man life insurance on the life of Ken Gavranovic in the amount of $5 million, with all proceeds payable to the Company.


7.18.    PROPRIETARY INFORMATION AGREEMENT

The Company covenants and agrees that (i) all future officers, directors, employees and consultants of the Company will execute and deliver to the Company an agreement regarding assignment to the Company of any Intellectual Property arising for services performed for the Company by such persons, and
(ii) it will enter into written agreements with all third parties having access to the Company-owned Intellectual Property in connection with the disclosure to, or use or appropriation by, those third parties, of Intellectual Property owned by the Company that is not otherwise protected by a patent, a patent application, copyrights, trademark or legal scheme.


7.19.    SBIC COVENANTS OF THE COMPANY


(a) Without the consent of each SBIC Purchaser, the Company will not issue securities to any SBIC in the future if such issuance would cause such SBIC Purchaser to be deemed to be a member of an "Investor Group" in "Control" of the Company (as such terms are defined in 13 C.F.R. ss. 107.865).


(b) The Company shall permit representatives of each SBIC Purchaser access to the Company's records. Upon the request of an SBIC Purchaser or any of its affiliates, the Company will furnish to such person all information reasonably requested by it in order for it to comply with its recordkeeping, reporting and other obligations under the SBIA or any SBIC Regulation. Each SBIC Purchaser agrees to keep such information confidential, except as required to be disclosed under the SBIA or any SBIC Regulation.

(c) For a period of one year following the date hereof, neither the Company nor any of its subsidiaries (if any) will change its business activity if such change would render the Company ineligible to receive financial assistance from an SBIC under the SBIA and the regulations thereunder (within the meanings of 13 C.F.R. ss.ss. 107.720 and 107.760(b)).

(d) The Company will at all times comply with the non-discrimination requirements of 13 C.F.R., Parts 112, 113 and 117.


7.20.    REGULATORY COMPLIANCE COOPERATION

(a) In the event that an SBIC Purchaser determines that it has a Regulatory Problem (as defined below), such SBIC Purchaser shall have the right to transfer its Shares without regard to any restriction on transfer, provided, however, that no such transfer will be made to any of the Company's competitors and that each SBIC Purchaser will ensure that such transfers are made in compliance with the federal securities laws, and the Company shall (i) take all such actions as are reasonably requested by such SBIC Purchaser in order to effectuate and facilitate any transfer by such SBIC Purchaser of any securities of the Company then held by such SBIC Purchaser to any person designated by such SBIC Purchaser or (ii) use its best efforts to take all actions reasonably necessary to address and cure such Regulatory Problem.

(b) For purposes of this Agreement, a "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or an SBIC Purchaser reasonably believes that there is a substantial risk of such assertion) that such SBIC Purchaser is not entitled to hold, or exercise any significant right with respect to, the underlying common stock of the Company.


7.21.    REAL PROPERTY HOLDING CORPORATION COVENANT

The Company will use best efforts to avoid being a United States Real Property Holding Company within the meaning of Section 897(c) of the Code.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Stock Purchase Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.


                           THE COMPANY:

                           INTERLAND, INC.



                           By:  /s/ Ken Gavranovic
                              --------------------------------------------
                           Name:  Ken Gavranovic
                           Title: President and Chief Executive
                                  Officer


                           THE INVESTORS

                           CREST COMMUNICATIONS
                           PARTNERS L.P.


                           By:  Crest Communications Holdings LLC
                           Its: Authorized Representative


                           By:  /s/ Gregg A. Mockenhaupt
                              --------------------------------------------
                           Name:  Gregg A. Mockenhaupt
                           Title: Managing Director



                           CREST ENTREPRENEURS FUND
                           L.P.

                           By:  Crest Communications Holdings LLC
                           Its: Authorized Representative



                           By:  /s/ Gregg A. Mockenhaupt
                              --------------------------------------------
                           Name:  Gregg A. Mockenhaupt
                           Title: Managing Director

                           BOULDER VENTURES III, L.P.



                           By:  /s/ Andrew E. Jones
                              --------------------------------------------
                           Name:  Andrew E. Jones
                           Title: Partner


                           BANCBOSTON VENTURES INC.




                           By:  /s/ M. Scott McCormack
                              --------------------------------------------
                           Name:  M. Scott McCormack
                           Title: Vice President


                           PRIVATE EQUITY CO-INVEST LTD.

                           By:    VBTC Management, Ltd.
                           Its:   Sole Director


                           By:  /s/ John Arnold
                              --------------------------------------------
                           Name:  John Arnold
                           Title: Chairman




                           BOULDER VENTURES III (ANNEX), L.P.



                           By:  /s/ Andrew E. Jones
                              --------------------------------------------
                           Name:  Andrew E. Jones
                           Title: Partner

EXHIBIT A
                          TO STOCK PURCHASE AGREEMENT
                          DATED AS OF DECEMBER 2, 1999


                                  DEFINITIONS

                   "AFFILIATE" means: (a) with respect to a person, any member of such person's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

                  "AGREEMENT" means any concurrence of understanding and intention between two or more persons (or entities) with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

                  "ASSETS" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

                  "BOULDER" means Boulder Ventures III, L.P., a Delaware limited partnership.

                  "CLAIMS" means all demands, claims, actions or causes of action, assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements.

                  "CLOSING" means the Closing of the sale of shares of Series A Stock to the Investors under this Purchase Agreement.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                  "COMMON STOCK" means the Company's Common Stock, no par value per share.

                  "COMPANY" means Interland, Inc., a Georgia corporation.

                  "COMPANY INDEMNIFIED PERSON" means the Company and its Affiliates, employees, representatives, agents, officers, directors and each other person who "controls" the Company within the meaning of the Securities Act.

                  "CONTROL" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by Agreement or otherwise).

                  "CREST" means Crest Communications Partners L.P., a Delaware limited partnership and Crest Entrepreneurs Fund L.P., a Delaware limited partnership.

                  "DEFINED BENEFIT PLAN" means a Plan that is or was a "defined benefit plan" as such term is defined in Section 3(35) of ERISA.

                  "DISCLOSURE SCHEDULE" means the disclosure schedule identified as the Disclosure Schedule to the Purchase Agreement.

                  "DOCUMENTS" means any paper or other material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, Financial Statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

                  "DOL" means the Department of Labor or its successors.

                  "ENCUMBRANCE" means, with respect to any Asset, any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind.

                  "ENVIRONMENTAL LAWS" means any Laws (including, without limitation, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Hazardous Materials Transportation Act), now or hereafter in effect relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials, noise control, or the protection of human health, safety, natural resources, animal health or welfare, or the environment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                  "ESOP" means an "employee stock ownership plan" as such term is defined in Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code.

                  "EXHIBIT" means an exhibit attached to the Agreement.

                  "FINANCIAL STATEMENTS" has the meaning set forth in SECTION
3.6.

                  "FURNISHED" means supplied, delivered or provided in any way, including through attorneys, employees or officers.

                  "HAZARDOUS MATERIALS" means any wastes, substances, radiation, or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are or become defined as a "pollutants" "contaminants", "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," "solid wastes," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) without limitation, which contain polychlorinated biphenyls (PCBs), asbestos, lead-based paints, urea-formaldehyde foam insulation, and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (iv) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions.

                  "INDEMNIFIED PERSON" means an Investor Indemnified Person or a Company Indemnified Person, as applicable.

                  "INTELLECTUAL PROPERTY" means all patents, trademarks, trade names, service marks, trade dress, logos, domain names, copyrights and any applications or registrations therefore, maskworks, schematics, technology, know-how, trade secrets, formulas, compositions, technical data, designs, drawings, specifications, inventory, inventions, ideas, algorithms, processes, computer software programs and applications (in both source code and object code form), and tangible or intangible proprietary information or material and all reissues, extensions or renewals thereof.

                  "INVESTOR INDEMNIFIED PERSONS" means each Investor and its Affiliates, employees, representatives, agents, representatives, officers, partners, members and directors, and each other person who "controls" an Investor within the meaning of the Securities Act.

                  "INVESTOR REPRESENTATIVES" means Crest and Boulder.

                  "KNOWLEDGE" means to the actual knowledge of the party making the representation, and, in the case of the Company, "Knowledge" shall mean the actual Knowledge of the officers and directors of the Company.

                  "LAWS" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

                  "MATERIAL" means material to the Company and its Subsidiaries, taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means any material adverse effect on the Assets, properties, business, operations, prospects, condition (financial or otherwise) or liabilities of the Company and its Subsidiaries, taken as a whole.

                  "MATERIAL ASSET" means an Asset having a value equal to or in excess of $25,000, or Assets having an aggregate value in excess of $50,000.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

                  "ORDINARY COURSE OF BUSINESS" means ordinary course of the Company's business consistent with past practices and business operations.

                  "OTHER ARRANGEMENT" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

                  "PBGC" means the Pension Benefit Guaranty Corporation or its successor.

                  "PENSION PLAN" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

                  "PERSON" means any individual, partnership, joint venture, corporation, trust, unincorporated organization or entity, government or department or agency of a government.

                  "PLAN" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in
Section 3(3) of ERISA and (a) which was or is established or maintained by the Company or any Subsidiary (or any predecessor entity); (b) to which the Company or any Subsidiary (or any predecessor entity) contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for the Company or any Subsidiary and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

                   "QUALIFIED PLAN" means a Pension Plan that satisfies, or is intended by the Company to satisfy, the requirements for tax qualification described in Section 401 of the Code.

                  "REAL PROPERTY" means any real property owned, operated or used by the Company as of the date hereof or previously.

                  "RELEASE" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, or release of Hazardous Materials from any source (including without limitation the Real Property) into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, or waste treatment, storage, or disposal systems at, on, above, or under the Real Property.

                  "SECTION" means a Section (or a subsection) of this Purchase Agreement.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                  "SERIES A STOCK" means the Company's Series A Convertible Participating Preferred Stock, no par value per share.

                  "SHARES" means the Series A Stock being purchased by the Investors pursuant to the terms of this Purchase Agreement.

                  "SUBSIDIARY" means a corporation or other entity of which at least 50% of the outstanding securities or other interests having rights to vote or otherwise exercise Control are held, directly or indirectly, by the Company.

                  "SYSTEMS" means the infrastructure used to provide web hosting services, including network components, communications facilities, servers, services and service platforms, power plants, data processing platforms, MIS systems, office automation systems and internal LAN network management systems.

                  "TAXES" means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any governmental or quasi-governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

                  "TAX RETURNS" means all federal, state, local, foreign and other applicable tax returns, declarations of estimated tax reports required to be filed by the Company or any Subsidiary (without regard to extensions of time permitted by law or otherwise).

                  "TITLE I PLAN" means an Employee Plan that is subject to Title I of ERISA.

                  "WELFARE PLAN" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

                                                                       EXHIBIT B
                          TO STOCK PURCHASE AGREEMENT
                          DATED AS OF DECEMBER 2, 1999


                       TERMS OF SERIES A PREFERRED STOCK

                                                                       EXHIBIT C
                          TO STOCK PURCHASE AGREEMENT
                          DATED AS OF DECEMBER 2, 1999

                                   INVESTORS

                                                                     EXHIBIT D
                          TO STOCK PURCHASE AGREEMENT
                          DATED AS OF DECEMBER 2, 1999


                 FORM OF KILPATRICK STOCKTON LLP LEGAL OPINION

                                                                       EXHIBIT E
                          TO STOCK PURCHASE AGREEMENT
                          DATED AS OF DECEMBER 2, 1999


                            STOCKHOLDERS' AGREEMENT

                                                                       EXHIBIT F
                          TO STOCK PURCHASE AGREEMENT
                          DATED AS OF DECEMBER 2, 1999


                         REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT G
                          TO STOCK PURCHASE AGREEMENT
                          DATED AS OF DECEMBER 2, 1999


                        INVESTOR REPRESENTATIVES' LETTER

                                                                       EXHIBIT H
                          TO STOCK PURCHASE AGREEMENT
                          DATED AS OF DECEMBER 2, 1999


                  FORM OF KEN GAVRANOVIC EMPLOYMENT AGREEMENT

                                                                       EXHIBIT I
                          TO STOCK PURCHASE AGREEMENT
                          DATED AS OF DECEMBER 2, 1999


                          FORM OF FERNANDEZ AGREEMENT